                                  EXHIBIT 23.1

                         Consent of Independent Auditors



We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended 1993 Stock Option Plan of Cam Data Systems, Inc. of our report dated November 14, 1997, with respect to the financial statements of Cam Data Systems, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.



                                                               Ernst & Young LLP

Orange County, California
June 26, 1998